Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Savara Inc. of our report dated March 10, 2021, relating the consolidated financial statements, appearing in the Annual Report on Form 10-K of Savara Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Austin, Texas

July 6, 2021